Bloom Energy Reports Fourth Quarter and Full Year 2023 Financial Results with Record Full Year Revenues

SAN JOSE, Calif., February 15, 2024 — Bloom Energy Corporation (NYSE: BE) reported today its financial results for the fourth quarter and the full year ended December 31, 2023. The company had record revenue of $1.3 billion for the full year driven by continued growth in product and service revenue.

Fourth Quarter Highlights

•Revenue of $356.9 million in the fourth quarter of 2023, a decrease of 22.8% compared to $462.6 million in the fourth quarter of 2022. Product and service revenue of $314.4 million in the fourth quarter of 2023, a decrease of 21.4% compared to $400.2 million in the fourth quarter of 2022.
•Gross margin of 25.9% in the fourth quarter of 2023, an increase of 10.5 percentage points compared to 15.4% in the fourth quarter of 2022.
•Non-GAAP gross margin of 27.4% in the fourth quarter of 2023, a decrease of 3.0 percentage points compared to 30.4% in the fourth quarter of 2022.
•Operating profit of $12.9 million in the fourth quarter of 2023, an improvement of $53.5 million compared to operating loss of $40.6 million in the fourth quarter of 2022.
•Non-GAAP operating profit of $27.4 million in the fourth quarter of 2023, a decrease of $31.6 million compared to a non-GAAP operating profit of $59.0 million in the fourth quarter of 2022.

Total Year Highlights

•Revenue of $1,333.5 million in 2023, an increase of 11.2% compared to $1,199.1 million in 2022. Product and service revenue of $1,158.3 million in 2023, an increase of 12.3% compared to $1,031.6 million in 2022.
•Gross margin of 14.8% in 2023, an increase of 2.4 percentage points compared to 12.4% in 2022.
•Non-GAAP gross margin of 25.8% in 2023, an increase of 2.8 percentage points compared to 23.0% in 2022.
•Operating loss of $208.9 million in 2023, an improvement of $52.1 million compared to operating loss of $261.0 million in 2022.
•Non-GAAP operating profit of $19.2 million in 2023, an improvement of $52.7 million compared to a non-GAAP operating loss of $33.5 million in 2022.

“At Bloom Energy, our relentless focus on operational excellence and innovation helped us achieve a year of record revenue in 2023,” said KR Sridhar, Founder, Chairman and CEO of Bloom Energy. “In order to meet the growing demand for fast, efficient, clean energy across industries from data centers to industrial applications, we have continued to develop and commercialize innovative new offerings, including our Combined Heat and Power system announced in 2023, and our Be Flexible load following product™ offering announced this week. We look forward to building on this momentum in 2024 and beyond.”

Greg Cameron, President and CFO of Bloom Energy, added, “This year we reached critical milestones by delivering record revenues and positive Non-GAAP Operating Income. We continue to execute across the company, and I remain excited about Bloom’s future. The last four years have been an amazing professional journey and I’m proud of what we’ve been able to accomplish.”

Chief Financial Officer Transition
Bloom today announced that President and CFO Greg Cameron has notified the company of his intention to depart from his role. The company has retained Caldwell Partners to identify candidates to fill the Chief Financial Officer role. Mr. Cameron’s departure is not the result of any disagreement with the company on any matter relating to the company’s operations, policies, or practices.

Summary of Key Financial Metrics

Summary of GAAP Profit and Loss Statements

($000), except EPS data	Q4'23	Q3'23	Q4'22	FY 23	FY 22
Revenue	356,917	400,268	462,577	1,333,470	1,199,125
Cost of Revenue	264,526	405,482	391,199	1,135,676	1,050,837
Gross Profit (Loss)	92,391	(5,214)	71,377	197,794	148,288
Gross Margin	25.9%	(1.3)%	15.4%	14.8%	12.4%
Operating Expenses	79,452	98,494	111,945	406,701	409,280
Operating (Loss) Profit	12,939	(103,708)	(40,568)	(208,907)	(260,992)
Operating Margin	3.6%	(25.9)%	(8.8)%	(15.7)%	(21.8)%
Non-operating Expenses	8,428	65,291	6,604	93,209	40,416
Net (Loss) Profit to Common Stockholders	4,511	(168,999)	(47,172)	(302,116)	(301,408)
GAAP EPS, Basic	$0.02	$(0.80)	$(0.23)	$(1.42)	$(1.62)
GAAP EPS, Diluted	$0.02	$(0.80)	$(0.23)	$(1.42)	$(1.62)

Summary of Non-GAAP Financial Information1

($000), except EPS data	Q4'23	Q3'23	Q4'22	FY 23	FY 22
Revenue	356,917	400,268	462,577	1,333,470	1,199,125
Cost of Revenue	259,138	273,888	321,823	989,464	923,052
Gross Profit	97,779	126,380	140,754	344,006	276,073
Gross Margin	27.4%	31.6%	30.4%	25.8%	23.0%
Operating Expenses	70,368	74,580	81,722	324,825	309,542
Operating Profit (Loss)	27,411	51,800	59,032	19,181	(33,469)
Operating Margin	7.7%	12.9%	12.8%	1.4%	(2.8)%
Adjusted EBITDA	39,760	66,415	74,458	81,791	30,139
Non-GAAP EPS, Basic	$0.09	$0.20	$0.27	$(0.10)	$(0.41)
Non-GAAP EPS, Diluted	$0.07	$0.15	$0.22	$(0.10)	$(0.41)

1.A detailed reconciliation of GAAP to Non-GAAP financial measures is provided at the end of this press release

Outlook

Bloom provides outlook for the full-year 2024:

•Revenue:                             $1.4 - $1.6B
•Non-GAAP Gross Margin:                        ~28%
•Non-GAAP Operating Income:                  $75 - $100M

Conference Call Details

Bloom will host a conference call today, February 15, 2024, at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) to discuss its financial results. To participate in the live call, analysts and investors may call toll-free dial-in number: +1 (888) 330-2443 and toll-dial-in-number +1 (240) 789-2728. The conference ID is 4781037. A simultaneous live webcast will also be available under the Investor Relations section on our website at https://investor.bloomenergy.com/. Following the webcast, an archived version will be available on Bloom’s website for one year. A telephonic replay of the conference call will be available for one week following the call, by dialing +1 (800) 770-2030 or +1 (647) 362 9199 and entering passcode 4781037.

Use of Non-GAAP Financial Measures

This press release includes certain non-GAAP financial measures as defined by the rules and regulations of the Securities and Exchange Commission (SEC). These non-GAAP financial measures are in addition to, and not a substitute for or superior to, measures of financial performance prepared in accordance with U.S. GAAP. There are a number of limitations related to the use of these non-GAAP financial measures versus their nearest GAAP equivalents. For example, other companies may calculate non-GAAP financial measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. Bloom urges you to review the reconciliations of its non-GAAP financial measures to the most directly comparable U.S. GAAP financial measures set forth in this press release, and not to rely on any single financial measure to evaluate our business. With respect to Bloom’s expectations regarding its 2024 Outlook, Bloom is not able to provide a quantitative reconciliation of non-GAAP gross margin and non-GAAP operating income measures to the corresponding GAAP measures without unreasonable efforts due to the uncertainty regarding, and the potential variability of, reconciling items such as stock-based compensation expense. Material changes to reconciling items could have a significant effect on future GAAP results and, as such, we believe that any reconciliation provided would imply a degree of precision that could be confusing or misleading to investors.

About Bloom Energy

Bloom Energy empowers businesses and communities to responsibly take charge of their energy. The company’s leading solid oxide platform for distributed generation of electricity and hydrogen is changing the future of energy. Fortune 100 companies turn to Bloom Energy as a trusted partner to deliver lower carbon energy today and a net-zero future. For more information, visit www.bloomenergy.com.

Forward-Looking Statements

This press release contains certain forward-looking statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” “will” and “would” or the negative of these words or similar terms or expressions that concern Bloom’s expectations, strategy, priorities, plans or intentions. These forward-looking statements include, but are not limited to, Bloom’s expectations regarding: innovation and solutions; customer reaction to Bloom’s products; Bloom’s liquidity position; market demand for energy solutions; and Bloom’s 2024 outlook for revenue and profitability. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results due to a variety of factors including, but not limited to: Bloom’s limited operating history; the emerging nature of the distributed generation market and rapidly evolving market trends; the significant losses Bloom has incurred in the past; the significant upfront costs of Bloom’s Energy Servers and Bloom’s ability to secure financing for its products; Bloom’s ability to drive cost reductions and to successfully mitigate against potential price increases; Bloom’s ability to service its existing debt obligations; Bloom’s ability to be successful in new markets; the ability of the Bloom Energy Server to operate on the fuel source a customer will want; the success of the strategic partnership with SK ecoplant in the United States and international markets; timing and development of an ecosystem for the hydrogen market, including in the South Korean market; continued incentives in the South Korean market; adapting to the new government bidding process in the South Korean market; the timing and pace of adoption of hydrogen for stationary power; the risk of manufacturing defects; the accuracy of Bloom’s estimates regarding the useful life of its Energy Servers; delays in the development and introduction of new products or updates to existing products; Bloom’s ability to secure partners in order to commercialize its electrolyzer and carbon capture products; supply constraints; the availability of rebates, tax credits and other tax benefits; changes in the regulatory landscape; Bloom’s reliance upon a limited number of customers; Bloom’s lengthy sales and installation cycle, construction, utility interconnection and other delays and cost overruns related to the installation of its Energy Servers, including inventories with distributors; business and economic conditions and growth trends in commercial and industrial energy markets; global macroeconomic conditions, including rising interest rates, recession fears and inflationary pressures, or geopolitical events or conflicts; overall electricity generation market; management transitions; Bloom’s ability to protect its intellectual property; and other risks and uncertainties detailed in Bloom’s SEC filings from time to time. More information on potential factors that may impact Bloom’s business are set forth in Bloom’s periodic reports filed with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2022 as filed with the SEC on February 21, 2023 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023, June 30, 2023, and September 30, 2023, as filed with the SEC on May 9, 2023, August 3, 2023, and November 8, 2023, respectively, as well as subsequent reports filed with or furnished to the SEC from time to time. These reports are available on Bloom’s website at www.bloomenergy.com and the SEC’s website at www.sec.gov. Bloom assumes no obligation to, and does not currently intend to, update any such forward-looking statements.

The Investor Relations section of Bloom’s website at investor.bloomenergy.com contains a significant amount of information about Bloom Energy, including financial and other information for investors. Bloom encourages investors to visit this website from time to time, as information is updated and new information is posted.

Investor Relations: Ed Vallejo Bloom Energy +1 (267) 370-9717	Media: Amanda Song Bloom Energy press@bloomenergy.com

Consolidated Balance Sheets
(in thousands, except share data)

	December 31,
	2023	2022
Assets
Current assets:
Cash and cash equivalents[1]	$664,593	$348,498
Restricted cash[1]	46,821	51,515
Accounts receivable less allowance for credit losses of $119 as of December 31, 2023 and $119 as of December 31, 2022[1,2]	340,740	250,995
Contract assets[3]	41,366	46,727
Inventories[1]	502,515	268,394
Deferred cost of revenue[4]	45,984	46,191
Prepaid expenses and other current assets[1,5]	51,148	43,643
Total current assets	1,693,167	1,055,963
Property, plant and equipment, net[1]	493,352	600,414
Operating lease right-of-use assets[1,6]	139,732	126,955
Restricted cash[1]	33,764	118,353
Deferred cost of revenue	3,454	4,737
Other long-term assets[1,7]	50,208	40,205
Total assets	$2,413,677	$1,946,627
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable[1,8]	$132,078	$161,770
Accrued warranty	19,326	17,332
Accrued expenses and other current liabilities[1,9]	130,879	144,183
Deferred revenue and customer deposits[1,10]	128,922	159,048
Operating lease liabilities[1,11]	20,245	16,227
Financing obligations	38,972	17,363
Recourse debt	—	12,716
Non-recourse debt[1]	—	13,307
Total current liabilities	470,422	541,946
Deferred revenue and customer deposits[1,12]	19,140	56,392
Operating lease liabilities[1,13]	141,939	132,363
Financing obligations	405,824	442,063
Recourse debt	842,006	273,076
Non-recourse debt[1,14]	4,627	112,480
Other long-term liabilities	9,049	9,491
Total liabilities	$1,893,007	$1,567,811

	December 31,
	2023	2022
Commitments and contingencies
Stockholders’ equity:
Common stock: $0.0001 par value; Class A shares — 600,000,000 shares authorized, and 224,717,533 shares and 189,864,722 shares issued and outstanding and Class B shares — 600,000,000 shares authorized, and no shares and 15,799,968 shares issued and outstanding at December 31, 2023 and December 31, 2022, respectively.	21	20
Additional paid-in capital	4,370,343	3,906,491
Accumulated other comprehensive loss	(1,687)	(1,251)
Accumulated deficit	(3,866,599)	(3,564,483)
Total equity attributable to common stockholders	502,078	340,777
Noncontrolling interest	18,592	38,039
Total stockholders’ equity	$520,670	$378,816
Total liabilities and stockholders’ equity	$2,413,677	$1,946,627

1 We have variable interest entities related to the PPA V and a joint venture in the Republic of Korea, which represent a portion of the consolidated balances recorded within these financial statement line items.
In August 2023, we sold the PPA V as a result of the PPA V Repowering of the Energy Servers as such the consolidated balances recorded within these financial statement line items as of December 31, 2023 exclude the PPA V balances.
2 Including amounts from related parties of $262.0 million and $4.3 million as of December 31, 2023 and December 31, 2022, respectively.
3 Including amounts from related parties of $6.9 million as of December 31, 2023. There were no respective related party amounts as of December 31, 2022.
4 Including amounts from related parties of $0.9 million as of December 31, 2023. There were no respective related party amounts as of December 31, 2022.
5 Including amounts from related parties of $2.3 million as of December 31, 2023. There were no respective related party amounts as of December 31, 2022.
6 Including amounts from related parties of $2.0 million as of December 31, 2023. There were no respective related party amounts as of December 31, 2022.
7 Including amounts from related parties of $9.1 million as of December 31, 2023. There were no respective related party amounts as of December 31, 2022.
8 Including amounts from related parties of $0.1 million as of December 31, 2023. There were no respective related party amounts as of December 31, 2022.
9 Including amounts from related parties of $3.4 million as of December 31, 2023. There were no respective related party amounts as of December 31, 2022.
10 Including amounts from related parties of $1.7 million as of December 31, 2023. There were no respective related party amounts as of December 31, 2022.
11 Including amounts from related parties of $0.4 million as of December 31, 2023. There were no respective related party amounts as of December 31, 2022.
12 Including amounts from related parties of $6.7 million as of December 31, 2023. There were no respective related party amounts as of December 31, 2022.
13 Including amounts from related parties of $1.6 million as of December 31, 2023. There were no respective related party amounts as of December 31, 2022.
14 Including amounts from related parties of $4.6 million as of December 31, 2023. There were no respective related party amounts as of December 31, 2022.

Consolidated Statements of Operations
(in thousands, except per share data)

	Q4'23	Q3'23	Q4'22	FY 23	FY 22

Revenue:
Product	$261,819	$304,976	$360,249	$975,245	$880,664
Installation	26,033	21,916	43,156	92,796	92,120
Service	52,569	47,535	39,942	183,065	150,954
Electricity	16,496	25,841	19,230	82,364	75,387
Total revenue[1]	356,917	400,268	462,577	1,333,470	1,199,125
Cost of revenue:
Product	172,514	182,832	222,841	630,105	616,178
Installation	27,854	25,902	46,275	105,735	104,111
Service	55,050	57,370	43,845	220,927	168,491
Electricity	9,108	139,378	78,238	178,909	162,057
Total cost of revenue[2]	264,526	405,482	391,199	1,135,676	1,050,837
Gross profit (loss)	92,391	(5,214)	71,377	197,794	148,288
Operating expenses:
Research and development	33,556	35,126	38,320	155,865	150,606
Sales and marketing	16,026	20,002	25,850	89,961	90,934
General and administrative[3]	29,871	43,366	47,775	160,875	167,740
Total operating expenses	79,452	98,494	111,945	406,701	409,280
(Loss) profit from operations	12,939	(103,708)	(40,568)	(208,907)	(260,992)
Interest income	6,114	7,419	2,523	19,885	3,887
Interest expense[4]	(14,563)	(68,037)	(12,493)	(108,299)	(53,493)
Other (expense) income, net	867	(1,577)	4,743	(2,793)	4,998
Loss on extinguishment of debt	—	(1,415)	(4,723)	(4,288)	(8,955)
(Loss) gain on revaluation of embedded derivatives	(428)	(114)	(56)	(1,641)	566
(Loss) profit before income taxes	4,930	(167,432)	(50,574)	(306,043)	(313,989)
Income tax provision	811	646	209	1,894	1,097
Net (loss) profit	4,117	(168,078)	(50,783)	(307,937)	(315,086)
Less: Net (loss) gain attributable to noncontrolling interest	(394)	921	(3,611)	(5,821)	(13,378)
Net (loss) gain attributable to common stockholders	4,511	(168,999)	(47,172)	(302,116)	(301,708)
Less: Net loss attributable to redeemable noncontrolling interest	—	—	—	—	(300)
Net (loss) gain before portion attributable to redeemable noncontrolling interest and noncontrolling interest	$4,511	$(168,999)	$(47,172)	$(302,116)	$(301,408)
Net (loss) gain per share available to common stockholders, basic	$0.02	$(0.80)	$(0.23)	$(1.42)	$(1.62)
Net (loss) gain per share available to common stockholders, diluted	$0.02	$(0.80)	$(0.23)	$(1.42)	$(1.62)
Weighted average shares used to compute net loss per share available to common stockholders, basic	224,204	210,930	201,173	212,681	185,907
Weighted average shares used to compute net loss per share available to common stockholders, diluted	274,366	210,930	201,173	212,681	185,907

1 Including related party revenue of $126.2 million, $125.7 million and $6.1 million for the three months ended December 31, 2023, September 30, 2023, and December 31, 2022, respectively, and $487.2 million and $36.3 million for the years ended December 31, 2023 and 2022, respectively.
2 Including related party cost of revenue of $0.1 million for the year ended December 31, 2023. There was no related party cost of revenue for the three months ended December 31, 2023, September 30, 2023, and December 31, 2022, and for the year ended December 31, 2022.
3 Including related party general and administrative expenses of $0.2 million and $0.2 million for the three months ended December 31, 2023, and September 30, 2023, respectively, and $0.8 million for the year ended December 31, 2023. There were no related party general and administrative expenses for the three months ended December 31, 2022, and for the year ended December 31, 2022.
4 Including related party interest expense of $0.1 million for the year ended December 31, 2023. There was no related party interest expense for the three months ended December 31, 2023, September 30, 2023, and December 31, 2022, and for the year ended December 31, 2022.

Consolidated Statement of Cash Flows
(in thousands)

	Q4'23	Q3'23	Q4'22	FY 23	FY 22
Cash flows from operating activities:
Net (loss) gain	$4,117	$(168,078)	$(50,783)	$(307,937)	$(315,086)
Adjustments to reconcile net (loss) gain to net cash used in operating activities:
Depreciation and amortization	12,349	14,615	15,426	62,609	61,608
Non-cash lease expense	9,079	8,356	2,002	33,619	20,155
Loss (gain) on disposal of property, plant and equipment	234	(19)	523	411	—
Revaluation of derivative contracts	428	114	56	1,641	(9,583)
Impairment of assets related to PPAs	—	130,088	68,714	130,088	113,514
Derecognition of loan commitment asset related to SK ecoplant Second Tranche Closing	—	52,792	—	52,792	—
Stock-based compensation expense	7,320	21,315	30,799	84,480	112,259
Amortization of warrants and debt issuance costs	1,472	1,514	677	4,772	3,032
Loss on extinguishment of debt	—	1,415	4,723	4,288	8,955
Unrealized foreign currency exchange loss (gain)	(2,411)	1,517	(6,353)	618	(3,267)
Other	404	23	45	450	3,532
Changes in operating assets and liabilities:
Accounts receivable[1]	(6,037)	16,100	(178,622)	(89,888)	(162,864)
Contract assets[2]	102,509	(108,692)	(20,958)	5,361	(21,525)
Inventories	(25,374)	(8,969)	(14,081)	(231,689)	(124,878)
Deferred cost of revenue[3]	17,569	(8,370)	(15,426)	1,655	(24,282)
Customer financing receivable	—	—	—	—	2,510
Prepaid expenses and other assets[4]	15,095	(22,807)	(1,824)	(5,754)	(17,590)
Other long-term assets[5]	(17,000)	10,219	(1,887)	(3,366)	(2,617)
Operating lease right-of-use assets and operating lease liabilities	(8,922)	(8,432)	854	(32,801)	3,016
Financing lease liabilities	104	171	397	1,011	896
Accounts payable[6]	(23,385)	(41,589)	47,856	(29,080)	86,498
Accrued warranty	2,789	1,631	3,989	1,994	5,586
Accrued expenses and other liabilities[7]	17,152	4,782	42,741	(13,785)	43,243
Deferred revenue and customer deposits[8]	14,406	(30,275)	47,872	(42,635)	35,156
Other long-term liabilities	(65)	(590)	(11)	(1,385)	(9,991)
Net cash (used in) provided by operating activities	121,833	(133,169)	(23,271)	(372,531)	(191,723)
Cash flows from investing activities:
Purchase of property, plant and equipment	(16,254)	(21,335)	(35,916)	(83,739)	(116,823)
Proceeds from sale of property, plant and equipment	11	(22)	—	14	—
Net cash used in investing activities	(16,243)	(21,357)	(35,916)	(83,725)	(116,823)
Cash flows from financing activities:
Proceeds from issuance of debt[9]	3,144	—	—	637,127	—
Payment of debt issuance costs	(197)	(3,711)	—	(19,736)	—
Repayment of debt	—	(118,538)	(73,112)	(191,390)	(120,586)
Make-whole payment related to PPA IIIa and PPA IV debt	—	—	(4,140)	—	(6,553)

	Q4'23	Q3'23	Q4'22	FY 23	FY 22
Cash flows from operating activities:
Purchase of capped call options related to convertible notes	—	—	—	(54,522)	—
Proceeds from financing obligations	2,291	—	3,261	4,993	3,261
Repayment of financing obligations	(4,970)	(4,747)	(6,722)	(18,445)	(35,543)
Distributions and payments to noncontrolling interest	—	(2,265)	(882)	(2,265)	(6,854)
Proceeds from issuance of common stock	942	6,745	129	16,945	15,279
Proceeds from public share offering	—	—	—	—	385,396
Payment of public share offering costs	—	—	(368)	(35)	(13,775)
Buyout of noncontrolling interest	—	(6,864)	(12,000)	(6,864)	(12,000)
Proceeds from issuance of redeemable convertible preferred stock	—	—	—	310,957	—
Payment of issuance costs related to redeemable convertible preferred stock	(22)	—	—	(395)	—
Contributions from noncontrolling interest	—	—	—	6,979	2,815
Other	—	(285)	(13)	—	(76)
Net cash provided by (used in) financing activities	1,188	(129,665)	(93,847)	683,349	211,364
Effect of exchange rate changes on cash, cash equivalent and restricted cash	704	(657)	2,078	(281)	434
Net increase (decrease) increase in cash, cash equivalents and restricted cash	107,482	(284,848)	(150,956)	226,812	(96,748)
Cash, cash equivalents and restricted cash:
Beginning of period	637,696	922,544	669,322	518,366	615,114
End of period	$745,178	$637,696	$518,366	$745,178	$518,366
1 Including changes in related party balances of $14.2 million, $241.9 million and $8.1 million for the three months ended December 31, 2023, September 30, 2023, and December 31, 2022, respectively, and related party balances of $257.8 million and $0.1 million for the years ended December 31, 2023 and 2022, respectively.
2 Including changes in related party balances of $3.5 million and $3.4 million for the three months ended December 31, 2023, and September 30, 2023, respectively, and related party balance of $6.9 million for the year ended December 31, 2023. There were no associated related party balances as of June 30, 2022, September 30, 2022 and December 31, 2022.
3 Including changes in related party balances of $22.5 million and $23.4 million for the three months ended December 31, 2023, and September 30, 2023, respectively, and related party balance of $0.9 million for the year ended December 31, 2023. There were no associated related party balances as of June 30, 2022, September 30, 2022 and December 31, 2022.
4 Including changes in related party balances of $7.6 million and $9.9 million for the three months ended December 31, 2023, and September 30, 2023, respectively, and related party balance of $2.3 million for the year ended December 31, 2023. There were no associated related party balances as of June 30, 2022, September 30, 2022 and December 31, 2022.
5 Including changes in related party balances of $7.1 million and $2.0 million for the three months ended December 31, 2023, and September 30, 2023, respectively, and related party balance of $9.1 million for the year ended December 31, 2023. There were no associated related party balances as of June 30, 2022, September 30, 2022 and December 31, 2022.
6 Including changes in related party balance of $0.1 million for the three months ended December 31, 2023 and the year ended December 31, 2023. There were no related party balances as of September 30, 2023, June 30, 2022, September 30, 2022 and December 31, 2022.
7 Including changes in related party balances of $2.3 million and $5.7 million for the three months ended December 31, 2023, and September 30, 2023, respectively, and related party balance of $3.4 million for the year ended December 31, 2023. There were no associated related party balances as of June 30, 2022, September 30, 2022 and December 31, 2022.
8 Including changes in related party balances of $2.7 million and $11.1 million for the three months ended December 31, 2023 and September 30, 2023, respectively, and related party balance of $8.4 million for the year ended December 31, 2023. There were no associated related party balances as of June 30, 2022, September 30, 2022 and December 31, 2022.
9 Including changes in related party balance of $4.6 million for the three months ended December 31, 2023 and the year ended December 31, 2023. There were no related party balances as of September 30, 2023, June 30, 2022, September 30, 2022 and December 31, 2022.

Reconciliation of GAAP to Non-GAAP Financial Measures
(unaudited)
(in thousands, except percentages)

	Q4'23	Q3'23	Q4'22	FY 23	FY 22
GAAP revenue	356,917	400,268	462,577	1,333,470	1,199,125
GAAP cost of sales	264,526	405,482	391,199	1,135,676	1,050,837
GAAP gross profit (loss)	92,391	(5,214)	71,377	197,794	148,288
Non-GAAP adjustments:
Stock-based compensation expense	2,693	5,581	5,346	17,504	18,955
Impairment charge (PPA V, PPA IV, PPA IIIa)	—	123,700	64,030	123,700	108,830
Restructuring charges	2,695	725	—	3,420	—
PPA V Sales property tax	—	1,588	—	1,588	—
Non-GAAP gross profit	97,779	126,380	140,754	344,006	276,073
GAAP gross margin %	25.9%	(1.3)%	15.4%	14.8%	12.4%
Non-GAAP adjustments	1.5%	32.9%	15.0%	11.0%	10.7%
Non-GAAP gross margin %	27.4%	31.6%	30.4%	25.8%	23.0%

	Q4'23	Q3'23	Q4'22	FY 23	FY 22
GAAP (loss) profit from operations	12,939	(103,708)	(40,568)	(208,907)	(260,992)
Non-GAAP adjustments:
Stock-based compensation expense	7,500	21,564	31,027	87,095	113,965
Impairment charge (PPA V, PPA IV, PPA IIIa)	—	130,088	68,535	130,088	113,335
PPA V Sales property tax	—	1,588	—	1,588	—
Restructuring charges	6,940	2,226	—	9,166	—
Amortization of acquired intangible assets	34	42	37	151	223
Non-GAAP profit (loss) from operations	27,411	51,800	59,032	19,181	(33,469)
GAAP operating margin %	3.6%	(25.9)%	(8.8)%	(15.7)%	(21.8)%
Non-GAAP adjustments	4.1%	38.9%	21.5%	17.1%	19.0%
Non-GAAP operating margin %	7.7%	12.9%	12.8%	1.4%	(2.8)%

Reconciliation of GAAP Net Profit (loss) to non-GAAP Net Profit (Loss) and Computation of non-GAAP Net Profit (Loss) per Share (EPS)
(unaudited)
(in thousands, except share data)

	Q4'23	Q3'23	Q4'22	FY 23	FY 22
Net (loss) profit to Common Stockholders	4,511	(168,999)	(47,172)	(302,116)	(301,408)
Non-GAAP adjustments:
Add back: (Loss) gain for non-controlling interests	(394)	921	(3,611)	(5,821)	(13,678)
Loss (gain) on derivative liabilities	428	114	56	1,641	(566)
Impairment charge (PPA V, PPA IV, PPA IIIa)	—	130,088	68,535	130,088	113,335
Loss on China JV investment	—	—	—	—	1,446
Loss on extinguishment of debt	—	1,415	4,723	4,288	8,955
Amortization of acquired intangible assets	34	42	37	151	223
Restructuring charges	6,940	2,226	—	9,166	—
PPA V Sales property tax	—	1,588	—	1,588	—
Goodwill impairment	—	—	—	—	2,000
Interest expense on SK loan commitment	—	52,792	—	52,792	—
Stock-based compensation expense	7,500	21,564	31,027	87,095	113,965
Other loss	403	—	—	403	—
Adjusted Net (Loss) Profit	19,421	41,751	53,596	(20,724)	(75,728)

Adjusted net (loss) profit per share (EPS), Basic	$0.09	$0.20	$0.27	$(0.10)	$(0.41)
Adjusted net (loss) profit per share (EPS), Diluted	$0.07	$0.15	$0.22	$(0.10)	$(0.41)
Weighted average shares outstanding attributable to common, Basic	224,204	210,930	201,173	212,681	185,907
Weighted-average shares outstanding attributable to common, Diluted	274,366	274,337	238,775	212,681	185,907

Reconciliation of GAAP Net Profit (loss) to Adjusted EBITDA
(unaudited)
(in thousands)

	Q4'23	Q3'23	Q4'22	FY 23	FY 22
Net (loss) profit to Common Stockholders	4,511	(168,999)	(47,172)	(302,116)	(301,408)
Add back: (Loss) gain for non-controlling interests	(394)	921	(3,611)	(5,821)	(13,678)
Loss (gain) on derivative liabilities	428	114	56	1,641	(566)
Impairment charge (PPA V, PPA IV, PPA IIIa)	—	130,088	68,535	130,088	113,335
Loss on China JV investment	—	—	—	—	1,446
Loss on extinguishment of debt	—	1,415	4,723	4,288	8,955
Amortization of acquired intangible assets	34	42	37	151	223
Restructuring charges	6,940	2,226	—	9,166	—
PPA V Sales property tax	—	1,588	—	1,588	—
Goodwill impairment	—	—	—	—	2,000
Interest expense on SK loan commitment	—	52,792	—	52,792	—
Stock-based compensation expense	7,500	21,564	31,027	87,095	113,965
Other loss	403	—	—	403	—
Adjusted Net (Loss) Profit	19,421	41,751	53,596	(20,724)	(75,728)

Depreciation & amortization	12,349	14,615	15,426	62,609	61,608
Income tax provision	811	646	209	1,894	1,097
Interest expense, Other expense, net	7,179	9,403	5,227	38,012	43,162
Adjusted EBITDA	39,760	66,415	74,458	81,791	30,139

Use of non-GAAP financial measures

To supplement Bloom Energy consolidated financial statement information presented on a GAAP basis, Bloom Energy provides financial measures including non-GAAP gross profit (loss), non-GAAP gross margin, non-GAAP operating profit (loss) (non-GAAP earnings from operations), non-GAAP operating profit (loss) margin, non-GAAP net earnings, non-GAAP basic and diluted earnings per share and Adjusted EBITDA. Bloom Energy also provides forecasts of non-GAAP gross margin and non-GAAP operating margin.

These non-GAAP financial measures are not computed in accordance with, or as an alternative to, GAAP in the United States.

•The GAAP measure most directly comparable to non-GAAP gross profit (loss) is gross profit (loss).
•The GAAP measure most directly comparable to non-GAAP gross margin is gross margin.
•The GAAP measure most directly comparable to non-GAAP operating profit (loss) (non-GAAP earnings from operations) is operating profit (loss) (earnings from operations).
•The GAAP measure most directly comparable to non-GAAP operating margin is operating margin.

•The GAAP measure most directly comparable to non-GAAP net earnings is net earnings.
•The GAAP measure most directly comparable to non-GAAP diluted earnings per share is diluted earnings per share.
•The GAAP measure most directly comparable to Adjusted EBITDA is net earnings.

Reconciliations of each of these non-GAAP financial measures to GAAP information are included in the tables above or elsewhere in the materials accompanying this news release.

Use and economic substance of non-GAAP financial measures used by Bloom Energy

Non-GAAP gross profit (loss) and non-GAAP gross margin are defined to exclude charges relating to stock-based compensation expense, PPA V, PPA IV and PPA IIIa repowering related impairment charges, restructuring charges, and PPA V Sales property tax. Non-GAAP net earnings and non-GAAP diluted earnings per share consist of net earnings or diluted net earnings per share excluding charges relating to stock-based compensation expense, (loss) gain for non-controlling interest, loss (gain) on derivatives liabilities, PPA V, PPA IV and PPA IIIa repowering related impairment charges, goodwill impairment, interest expense on SK loan commitment, restructuring charges, PPA V Sales property tax, managed services impairment loss, loss on debt extinguishment, loss on China JV investment and the amortization of acquired intangible assets. Adjusted EBITDA is defined as net profit (loss) before interest expense, provision for income tax, depreciation and amortization expense, charges relating to stock-based compensation expense, (loss) gain for non-controlling interest, loss (gain) on derivatives liabilities, PPA V. PPA IV and PPA IIIa repowering related impairment charges, goodwill impairment, interest expense on SK loan commitment, restructuring charges, PPA V Sales property tax, managed services impairment loss, loss on debt extinguishment, loss on China JV investment and the amortization of acquired intangible assets. Bloom Energy management uses these non-GAAP financial measures for purposes of evaluating Bloom Energy’s historical and prospective financial performance, as well as Bloom Energy’s performance relative to its competitors. Bloom Energy believes that excluding the items mentioned above from these non-GAAP financial measures allows Bloom Energy management to better understand Bloom Energy’s consolidated financial performance as management does not believe that the excluded items are reflective of ongoing operating results. More specifically, Bloom Energy management excludes each of those items mentioned above for the following reasons:

•Stock-based compensation expense consists of equity awards granted based on the estimated fair value of those awards at grant date. Although stock-based compensation is a key incentive offered to our employees, Bloom Energy excludes these charges for the purpose of calculating these non-GAAP measures, primarily because they are non-cash expenses and such an exclusion facilitates a more meaningful evaluation of Bloom Energy current operating performance and comparisons to Bloom Energy operating performance in other periods.
•(Loss) gain for non-controlling interest represents allocation to the non-controlling interests under the hypothetical liquidation at book value (HLBV) method and are associated with our Bloom Energy legacy PPA entities and the joint venture in the Republic of Korea.
•Loss (gain) on derivatives liabilities represents non-cash adjustments to the fair value of the embedded derivatives.
•PPA V repowering related impairment charge represents non-cash impairment charge on old server units decommissioned upon repowering of $123.7 million and non-cash impairment charge on non-recoverable production insurance of $6.4 million.

•PPA IV repowering related impairment charge represents non-cash impairment charges on old server units decommissioned upon repowering of $64.0 million and non-cash impairment charge on non-recoverable production insurance of $4.5 million.
•PPA IIIa repowering related impairment charge represents non-cash impairment charges on old server units decommissioned upon repowering of $44.8 million.
•Goodwill impairment related to the acquisition of BE Japan in Q2 2021.
•Interest expense on SK loan commitment recognized as a result of automatic conversion of 13.5 million shares of our Series B redeemable convertible preferred stock to shares of our Class A common stock.
•Restructuring charges represented by severance expense of $5.3 million, facility closure costs of $2.6 million, and other restructuring expenses of $1.3 million recorded in fiscal 2023.
•PPA V Sales property tax related to PPA V repowering of old server units.
•Other loss incurred upon closure of one of our managed services deals in the fourth quarter of fiscal 2023.
•Loss on debt extinguishment related to PPA V, PPA IV and PPA IIIa repowering.
•Loss on China JV investment upon sale of our equity interest.
•Amortization of acquired intangible assets.
•Adjusted EBITDA is defined as Adjusted Net Income (Loss) before depreciation and amortization expense, provision for income tax, interest expense (income), other expense (income), net. We use Adjusted EBITDA to measure the operating performance of our business, excluding specifically identified items that we do not believe directly reflect our core operations and may not be indicative of our recurring operations.

For more information about these non-GAAP financial measures, please see the tables captioned “Reconciliation of GAAP to Non-GAAP Financial Measures,” “Reconciliation of GAAP Net Loss to non-GAAP Net Profit (Loss) and Computation of non-GAAP Net Profit (Loss) per Share (EPS),” and “Reconciliation of GAAP Net Loss to Adjusted EBITDA” set forth in this release, which should be read together with the preceding financial statements prepared in accordance with GAAP.

Material limitations associated with use of non-GAAP financial measures

These non-GAAP financial measures have limitations as analytical tools, and these measures should not be considered in isolation or as a substitute for analysis of Bloom Energy results as reported under GAAP. Some of the limitations in relying on these non-GAAP financial measures are:

•Items such as stock-based compensation expense that is excluded from non-GAAP gross profit (loss), non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating profit (loss) (non-GAAP earnings from operations), non-GAAP operating margin, non-GAAP net earnings, and non-GAAP diluted earnings per share can have a material impact on the equivalent GAAP earnings measure.
•Gain (loss) for non-controlling interest and loss (gain) on derivatives liabilities, though not directly affecting Bloom Energy’s cash position, represent the loss (gain) in value of certain assets and liabilities. The expense associated with this loss (gain) in value is excluded from non-GAAP net earnings, and non-GAAP diluted earnings per share and can have a material impact on the equivalent GAAP earnings measure.

•Other companies may calculate non-GAAP gross profit, non-GAAP gross profit margin, non-GAAP operating profit (non-GAAP earnings from operations), non-GAAP operating profit margin, non-GAAP net earnings, non-GAAP diluted earnings per share and Adjusted EBITDA differently than Bloom Energy does, limiting the usefulness of those measures for comparative purposes.

Compensation for limitations associated with use of non-GAAP financial measures

Bloom Energy compensates for the limitations on its use of non-GAAP financial measures by relying primarily on its GAAP results and using non-GAAP financial measures only as a supplement. Bloom Energy also provides a reconciliation of each non-GAAP financial measure to its most directly comparable GAAP measure within this news release and in other written materials that include these non-GAAP financial measures, and Bloom Energy encourages investors to review those reconciliations carefully.

Usefulness of non-GAAP financial measures to investors

Bloom Energy believes that providing financial measures including non-GAAP gross profit (loss), non-GAAP gross margin, non-GAAP operating profit (loss) (non-GAAP earnings from operations), non-GAAP operating profit (loss) margin, non-GAAP net earnings, non-GAAP diluted earnings per share in addition to the related GAAP measures provides investors with greater transparency to the information used by Bloom Energy management in its financial and operational decision making and allows investors to see Bloom Energy’s results “through the eyes” of management. Bloom Energy further believes that providing this information better enables Bloom Energy investors to understand Bloom Energy’s operating performance and to evaluate the efficacy of the methodology and information used by Bloom Energy management to evaluate and measure such performance. Disclosure of these non-GAAP financial measures also facilitates comparisons of Bloom Energy’s operating performance with the performance of other companies in Bloom Energy’s industry that supplement their GAAP results with non-GAAP financial measures that may be calculated in a similar manner.